SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: FEBRUARY 27, 2003

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-0788

Not Applicable

Former name, former address and former fiscal year, if changed since last report

ITEM 5—OTHER EVENTS

On February 27, 2003 Overseas Partners Ltd. issued an announcement updating shareowners of decisions taken at the Company’s recent Board of Directors meeting. The information contained in the announcement, which is attached as an Exhibit to this report, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: February 28, 2003	OVERSEAS PARTNERS LTD. (Registrant)

	By:	/s/ Mark R. Bridges
Mark R. Bridges President and Chief Executive Officer

ITEM 7—FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

The Registrant is filing herewith the Shareowners Announcement listed as Exhibit 99.

EXHIBIT INDEX

99	Shareowners Announcement Dated February 27, 2003	Filed herewith.